EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

                         EASTGROUP PROPERTIES ANNOUNCES
                           SECOND QUARTER 2009 RESULTS

o Funds from Operations of $20.4 Million or $.80 Per Share, Same as the Second Quarter of 2008
o    Net Income  Available  to Common  Stockholders  of $7.2 Million or $.28 Per
     Share
o Same Property Net Operating Income Decline of 2.6%; 2.3% Decrease Without Straight-Line Rent Adjustments
o    92.6% Leased, 91.2% Occupied
o    Customer Retention Rate of 65% for the Second Quarter
o    Paid 118th Consecutive Quarterly Cash Dividend - $.52 Per Share
o    Interest and Fixed Charge Coverages of 3.6x for the Second Quarter
o    Issued 737,000 Shares of Common Stock with Net Proceeds of $24.6 Million
o    Closed on a $67 Million Mortgage at 7.5% Fixed Interest Rate with a 10-Year
     Term
o    10 Development Projects with Estimated Costs to Complete of $8 Million
o No Debt Maturities Requiring Balloon Payments for the Remainder of 2009 or for 2010
o    Bank Line Capacity of $131 Million as of June 30, 2009

JACKSON, MISSISSIPPI, July 29, 2009 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2009.

Commenting on the Company's performance for the quarter, David H. Hoster II, President and CEO, stated, "We continue to be pleased with our operating results for 2009 to-date which have exceeded expectations. Although industrial markets are anticipated to deteriorate further through the balance of the year with decreasing occupancy and lower rents, we are actively leasing space in all of our major submarkets.

"During the second quarter, we strengthened an already strong balance sheet and are pursuing acquisition opportunities which we believe will be long-term growth vehicles for the future. So far, this type investment has been limited."

FUNDS FROM OPERATIONS

For the second quarter ended June 30, 2009, funds from operations (FFO) was $.80 per share, the same as the second quarter of 2008. Property net operating income
(PNOI) increased 1.6% primarily due to additional PNOI of $1,151,000 from newly developed properties and $63,000 from 2008 and 2009 acquisitions, offset by a decrease of $778,000 from same property operations.

Same property operating results decreased 2.6% for the quarter; 2.3% without straight-line rent adjustments. Rental rates on new and renewal leases (6.5% of total square footage) decreased an average of 5.0% for the quarter; rental rates decreased 8.9% without straight-line rent adjustments.

For the six months ended June 30, 2009, FFO was $1.63 per share, the same as the first six months of 2008. PNOI increased 3.3% mainly due to additional PNOI of $2,940,000 from newly developed properties and $542,000 from 2008 and 2009 acquisitions, offset by a decrease of $1,590,000 from same property operations.

For the first six months of 2009, same property operating results decreased 2.8%; 2.3% without straight-line rent adjustments. Rental rates on new and renewal leases (11.4% of total square footage) decreased an average of 5.0% for the six months; rental rates decreased 9.1% without straight-line rent adjustments.

                                     -MORE-
       P.O.Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.28 for the three months ended June 30, 2009, compared to $.37 for the same period of 2008. Diluted EPS was $.59 for the first six months of 2009, compared to $.68 for the same period of 2008. EastGroup recognized gain on sales of real estate investments, gain on sales of securities, and a gain on involuntary conversion totaling $2.6 million ($.11 per share) during the six months ended June 30, 2008.

DEVELOPMENT

At June 30, 2009, EastGroup's development program consisted of 10 properties containing 1,063,000 square feet with a projected total cost of approximately $80 million either in lease-up or under construction. As of June 30, 2009, the Company had spent $72 million of the $80 million, and a portion of the remaining costs will be spent only when leased. These properties were collectively 31% leased at June 30, 2009 and 33% leased at July 28, 2009.

During the second quarter, EastGroup completed shell construction on two properties, which are located in Texas and Florida. World Houston 28 (59,000 square feet) is currently 100% leased and was transferred to the real estate portfolio in the second quarter. Blue Heron III contains 20,000 square feet and is currently in lease-up with projected total costs of $2.6 million.

The only buildings undergoing shell construction are World Houston 29 and 30, which contain 158,000 square feet and were collectively 72% leased at July 28, 2009. These buildings have projected total costs of $11 million. There have been no construction starts in 2009, and none are planned for the remainder of the year.

During the first six months of 2009, EastGroup transferred seven development properties to the portfolio as detailed below:

                                                                                                          Percent       Projected
      Real Estate Properties Transferred                                Date                              Leased       Stabilized
           from Development in 2009                   Size          Transferred            Cost         at 7/28/09      Yield (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                 (Square feet)                        (In thousands)
40th Avenue, Phoenix, AZ....................          90,000          01/01/09         $    6,715          100%            7.1%
Wetmore II, Building B, San Antonio, TX.....          55,000          02/01/09              3,662           55%            8.8%
Beltway Crossing VI, Houston, TX............         128,000          04/01/09              6,150           50%            7.1%
World Houston 28, Houston, TX...............          59,000          04/24/09              4,583          100%            8.8%
Oak Creek VI, Tampa, FL.....................          89,000          05/01/09              5,642           61%            9.0%
Southridge VIII, Orlando, FL................          91,000          06/01/09              6,376           74%            8.1%
Techway SW IV, Houston, TX..................          94,000          06/01/09              6,166          100%            7.2%
                                                 -------------                         ------------
   Total Developments Transferred...........         606,000                           $   39,294
                                                 =============                         ============

(1)  Based on 100% occupancy and rents computed with straight-line adjustments.

PROPERTY ACQUISITION

In May, EastGroup acquired Arville Distribution Center in Las Vegas, Nevada, a new market for the Company, for $11,050,000. Arville was constructed in 1997 and is a two-building, business distribution complex located in the close-in southwest submarket of the city. The complex contains 142,000 square feet and is currently 68% leased to seven customers.

                                     -MORE-
       P.O.Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the second quarter of 2009, which was the 118th consecutive quarterly cash distribution to the Company's common shareholders. The Company's dividend payout ratio to funds from operations was 65% for the quarter. The annualized dividend rate of $2.08 per share yields 5.7% on the closing stock price of $36.69 on July 28, 2009.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup closed on a mortgage, issued new common equity and continued to achieve good debt ratios during the second quarter. Debt-to-total market capitalization was 45.2% at June 30, 2009. For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.6x. Total debt at June 30, 2009 was $706.5 million comprised of $612.4 million of fixed rate mortgage debt and $94.1 million of floating rate bank debt.

During the second quarter, the Company issued approximately 737,000 shares of common stock at an average price of $33.92 per share through its continuous equity program with net proceeds to the Company of $24.6 million. The Company used the proceeds to reduce variable rate bank borrowings. The purpose of the equity program was to better position the Company for growth through future acquisitions while maintaining a strong balance sheet.

EastGroup closed on a $67 million, limited recourse first mortgage loan on May 5, 2009. The loan, which is secured by properties containing 1.7 million square feet, has a fixed interest rate of 7.5%, a 10-year term, and a 20-year amortization schedule. The Company used the proceeds to reduce variable rate bank borrowings.

On June 1, 2009, EastGroup repaid the remaining $205,000 balance on a mortgage loan with an interest rate of 8.875%. The Company has no debt maturities that require balloon payments for the remainder of 2009 or for 2010.

EastGroup has revolving credit facilities of $200 million and $25 million, of which $131 million was available to borrow as of June 30, 2009. These credit facilities mature in 2012.

OUTLOOK FOR REMAINDER OF 2009

FFO per share for 2009 is estimated to be in the range of $3.09 to $3.17. Diluted EPS for 2009 is estimated to be in the range of $.96 to $1.04. The table below reconciles projected net income to projected FFO.

                                                                       Low Range                 High Range
                                                                  Q3 2009     Y/E 2009      Q3 2009     Y/E 2009
                                                                --------------------------------------------------
                                                                      (In thousands, except per share data)
Net income available to common stockholders                     $   5,213       24,522       5,731       26,566
Depreciation and amortization                                      13,952       54,543      13,952       54,543
                                                                --------------------------------------------------
Funds from operations available to common stockholders          $  19,165       79,065      19,683       81,109
                                                                ==================================================

Diluted shares                                                     25,873       25,558      25,873       25,558

Per share data (diluted):
Net income available to common stockholders                     $    0.20         0.96        0.22         1.04
Funds from operations available to common stockholders          $    0.74         3.09        0.76         3.17

                                     -MORE-
       P.O.Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

The following assumptions were used:

o    Average occupancy of 90.0% to 92.0% for the year.
o No operating property acquisitions or dispositions during the remainder of 2009.
o    No development construction starts during the year.
o Bad debt, net of termination fees, of $.02 per share for the remainder of the year.
o Floating rate bank debt at an average rate of 1.5% for the remainder of 2009.

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company's current operations on Thursday, July 30, 2009, at 11:00 a.m. Eastern Time. A live broadcast of the conference call is available by dialing 1-800-894-5910 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, July 30, 2009. The telephone replay will be available until Thursday, August 6, 2009, and can be accessed by dialing 1-800-283-4783. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, August 6, 2009.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. The Company's goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution

                                     -MORE-
       P.O.Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441
facilities   generally   clustered   near  major   transportation   features  in
supply-constrained submarkets. EastGroup's portfolio currently includes 27 million square feet. EastGroup Properties, Inc. press releases are available on the Company's website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not in the present or past tense and can be identified by the words "will," "anticipates," "expects," "believes," or other words or phrases that indicate future trends or events. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements. Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

o    changes in general economic conditions;

o    the extent of tenant defaults or of any early lease terminations;

o the Company's ability to lease or re-lease space at current or anticipated rents;

o    the availability of financing;

o    changes in the supply of and demand for industrial/warehouse properties;

o    increases in interest rate levels;

o    increases in operating costs;

o natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

o    changes in governmental regulation, tax rates and similar matters; and

o other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements. See also disclosures contained in the Company's reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                     -MORE-
       P.O.Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                  Three Months Ended            Six Months Ended
                                                                                       June 30,                     June 30,
                                                                                ----------------------------------------------------
                                                                                  2009          2008          2009           2008
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                              $  43,044       41,432        86,354         81,511
Other income                                                                           24           21            39            216
                                                                                ----------------------------------------------------
                                                                                   43,068       41,453        86,393         81,727
                                                                                ----------------------------------------------------
EXPENSES
Expenses from real estate operations                                               12,670       11,526        25,261         22,365
Depreciation and amortization                                                      13,310       12,617        26,354         24,992
General and administrative                                                          2,166        2,018         4,727          4,099
                                                                                ----------------------------------------------------
                                                                                   28,146       26,161        56,342         51,456
                                                                                ----------------------------------------------------

OPERATING INCOME                                                                   14,922       15,292        30,051         30,271

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment                                      82           79           163            159
  Gain on sale of non-operating real estate                                             7            5            15             12
  Gain on sales of securities                                                           -            -             -            435
  Interest income                                                                      32           27           156             64
  Interest expense                                                                 (7,817)      (7,509)      (15,318)       (14,882)
                                                                                ----------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                                   7,226        7,894        15,067         16,059
                                                                                ----------------------------------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations                                                    -           40             -            122
  Gain on sale of real estate investments                                               -        1,949             -          1,949
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                     -        1,989             -          2,071
                                                                                ----------------------------------------------------

NET INCOME                                                                          7,226        9,883        15,067         18,130
  Net income attributable to noncontrolling interest in joint ventures                (70)        (137)         (233)          (293)
                                                                                ----------------------------------------------------
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.                               7,156        9,746        14,834         17,837
                                                                                ----------------------------------------------------

Dividends on Series D preferred shares                                                  -          656             -          1,312
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS                                                           $   7,156        9,090        14,834         16,525
                                                                                ====================================================

BASIC PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations                                             $    0.28         0.29          0.59           0.60
  Income from discontinued operations                                                0.00         0.08          0.00           0.09
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $    0.28         0.37          0.59           0.69
                                                                                ====================================================

  Weighted average shares outstanding                                              25,326       24,488        25,163         24,086
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA FOR INCOME
  ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  Income from continuing operations                                             $    0.28         0.29          0.59           0.60
  Income from discontinued operations                                                0.00         0.08          0.00           0.08
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $    0.28         0.37          0.59           0.68
                                                                                ====================================================

  Weighted average shares outstanding                                              25,413       24,647        25,244         24,238
                                                                                ====================================================

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
  COMMON STOCKHOLDERS
  Income from continuing operations                                             $   7,156        7,101        14,834         14,454
  Income from discontinued operations                                                   -        1,989             -          2,071
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $   7,156        9,090        14,834         16,525
                                                                                ====================================================

Dividends declared per common share                                             $    0.52         0.52          1.04           1.04

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                    Three Months Ended           Six Months Ended
                                                                                         June 30,                    June 30,
                                                                                ----------------------------------------------------
                                                                                    2009          2008          2009          2008
                                                                                ----------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $   43,044       41,432         86,354       81,511
Expenses from real estate operations                                               (12,670)     (11,526)       (25,261)     (22,365)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                30,374       29,906         61,093       59,146

Gain on sales of securities                                                              -            -              -          435
Equity in earnings of unconsolidated investment
  (before interest and depreciation)                                                   198          198            395          396
Interest income                                                                         32           27            156           64
Other income                                                                            24           21             39          216
General and administrative expense (1)                                              (2,166)      (2,018)        (4,727)      (4,099)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                           28,462       28,134         56,956       56,158


Income from discontinued operations (before depreciation and amortization)               -           65              -          190
Interest expense (2)                                                                (7,817)      (7,509)       (15,318)     (14,882)
Interest expense from unconsolidated investment                                        (83)         (86)          (166)        (171)
Noncontrolling interest in earnings (before depreciation and amortization)            (121)        (188)          (335)        (393)
Gain on sale of non-operating real estate                                                7            5             15           12
Dividends on Series D preferred shares                                                   -         (656)             -       (1,312)
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                        20,448       19,765         41,152       39,602

Depreciation and amortization from continuing operations                           (13,310)     (12,617)       (26,354)     (24,992)
Depreciation and amortization from discontinued operations                               -          (25)             -          (68)
Depreciation from unconsolidated investment                                            (33)         (33)           (66)         (66)
Noncontrolling interest depreciation and amortization                                   51           51            102          100
Gain on sale of depreciable real estate investments                                      -        1,949              -        1,949
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS               7,156        9,090         14,834       16,525

Dividends on Series D preferred shares                                                   -          656              -        1,312
                                                                                ----------------------------------------------------

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.                           $    7,156        9,746         14,834       17,837
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE
  TO EASTGROUP PROPERTIES, INC.:
Income from continuing operations                                               $     0.28         0.29           0.59         0.60
Income from discontinued operations                                                   0.00         0.08           0.00         0.08
                                                                                ----------------------------------------------------
Net income available to common stockholders                                     $     0.28         0.37           0.59         0.68
                                                                                ====================================================

Funds from operations available to common stockholders                          $     0.80         0.80           1.63         1.63
                                                                                ====================================================

Weighted average shares outstanding for EPS and FFO purposes                        25,413       24,647         25,244       24,238
                                                                                ====================================================

(1) Net of capitalized development costs of $329 and $758 for the three months ended June 30, 2009 and 2008, respectively; and $675 and $1,717 for the six months ended June 30, 2009 and 2008, respectively.

(2) Net of capitalized interest of $1,747 and $1,648 for the three months ended June 30, 2009 and 2008, respectively; and $3,398 and $3,353 for the six months ended June 30, 2009 and 2008, respectively.